FOR IMMEDIATE RELEASE

HOMETRUST BANCSHARES, INC. ANNOUNCES STOCK
REPURCHASE PROGRAM

ASHEVILLE, NC – January 31, 2014 – HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank (the “Bank”), announced today that the Company’s Board of Directors has authorized the repurchase of up to 989,183 shares of the Company’s common stock, representing 5% of the Company’s outstanding shares. The shares may be purchased in the open market or in privately negotiated transactions, from time to time depending upon market conditions and other factors.

Dana Stonestreet, Chairman, President and CEO, stated, "We are pleased to announce our third stock repurchase plan since becoming a public company in July 2012.  This plan demonstrates our continued commitment to building long-term shareholder value.”

About HomeTrust Bancshares, Inc.

HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank (the “Bank”), including its banking divisions – HomeTrust Bank, Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank. With $1.63 billion in assets as of December 31, 2013, the community-oriented financial institution offers traditional financial services within its local communities through its 21 full service offices in Western North Carolina, including the Asheville metropolitan area, the “Piedmont” region of North Carolina, and Greenville, South Carolina. The Bank is the 10th largest community bank headquartered in North Carolina.

Forward-Looking Statements

Statements in this press release that are not historical facts may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties that could cause actual results to differ materially from the results anticipated in such statements, including increased competitive pressures, changes in the interest rate environment, changes in general economic conditions and conditions within the securities markets, legislative and regulatory changes and other factors described from time to time in documents filed and furnished by HomeTrust Bancshares, Inc. with the Securities and Exchange Commission.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM

Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon - Senior Vice President, Chief Financial Officer, and Treasurer
828-259-3939